As filed with the Securities and Exchange Commission on July 10, 2006
Registration No. 333-78161

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MAIN STREET RESTAURANT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-2948370

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
5050 N. 40th Street, Suite 200
Phoenix, Arizona 85018
(602) 852-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Bradford L. Honigfeld
President
Main Street Restaurant Group, Inc.
5050 N. 40th Street, Suite 200
Phoenix, Arizona 85018
(602) 852-9000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Blake Hornick, Esq.
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, NY 10022
(212) 326-0133 (Telephone)
(212) 798-6329 (Facsimile)

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐_________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐_________
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     This post-effective amendment no. 1 relates to the Registration Statement on Form S-3, Registration No. 333-78161, filed by Main Street Restaurant Group, Inc. (the “Registrant”) on May 10, 1999. The undersigned Registrant hereby removes and withdraws from registration any and all securities registered pursuant to this Registration Statements that have not been issued.
SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this post-effective amendment no. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on July 10, 2006.

MAIN STREET RESTAURANT GROUP, INC.

By:	/s/ Bradford L. Honigfeld
Bradford L. Honigfeld, President